UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2010
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street Suite 600 Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 15, 2010, First Solar, Inc. (the “Company”) entered into a $600,000,000 revolving credit facility pursuant to an Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of October 15, 2010 (the “Closing Date”), among the Company, First Solar Manufacturing GmbH (the “Subsidiary Borrower”), the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A. and The Royal Bank of Scotland plc, as Documentation Agents (the “Documentation Agents”), and Credit Suisse, Cayman Islands Branch, as Syndication Agent (the “Syndication Agent”), which amends and restates the credit agreement dated as of September 4, 2009 (the “Original Credit Agreement”), among the Company, the Subsidiary Borrower, the lenders party thereto, the Administrative Agent, the Documentation Agents and the Syndication Agent. (On September 10, 2009, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission describing the Original Credit Agreement, and the related guarantee and collateral agreement and foreign security agreements, and attaching the same as exhibits thereto.) A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Credit Agreement provides the Company, the Subsidiary Borrower (and other subsidiaries of the Company who may in the future be designated as borrowers pursuant to the Credit Agreement) with a senior secured five-year revolving credit facility (the “Credit Facility”) in an aggregate principal amount of $600,000,000, which is available for letters of credit and a portion of which is also available for swingline loans. Borrowings under the Credit Facility are available for general corporate purposes. References to the Company below include the Subsidiary Borrower and any additional borrowers under the Credit Agreement, where the context so requires. Subject to certain conditions, the Company has the right to increase the aggregate commitments under the Credit Facility up to $750,000,000.
Borrowings under the Credit Agreement bear interest at a rate per annum equal to an applicable margin plus (a) a eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurocurrency deposits for a period of one, two, three or six months, as selected by the Company appearing on the Reuters Screen LIBOR01 Page, or (b) a base rate determined by reference to the highest of (1) the prime rate of JPMorgan Chase Bank, N.A., (2) the federal funds rate plus 0.50% and (3) a eurocurrency rate determined by reference to the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurocurrency deposits for a period of one month appearing on the Reuters Screen LIBOR01 Page plus 1.0%. The interest rate with respect to the revolving loans is a percentage per annum equal to (1) the base rate plus 1.25% for base rate loans or (2) the eurocurrency rate plus 2.25% for eurocurrency rate loans, subject to adjustment based on the Company’s consolidated leverage ratio from time to time.
In addition to paying interest on outstanding principal under the Credit Agreement, the Company is required to pay a commitment fee to the Lenders in respect of the average daily unutilized commitments thereunder. The commitment fee rate is 0.375% per annum, subject to adjustment based on the Company’s consolidated leverage ratio from time to time. The Company will also pay a letter of credit fee equal to the applicable margin for eurocurrency revolving loans on the face amount of each letter of credit and a fronting fee in an amount agreed by the Company and such issuing lender, in addition to customary letter of credit fees, unless otherwise specifically agreed with such issuing lender.
The Company may designate additional borrowing subsidiaries under the Credit Agreement subject to providing notice and certain documentation to the Administrative Agent and the Administrative Agent’s consultation with all the Lenders that such designation does not cause any economic, legal or regulatory disadvantage to the Lenders.
The Company may voluntarily repay outstanding loans under the Credit Agreement at any time without premium or penalty, subject to customary “breakage” costs with respect to eurocurrency loans and certain other requirements. The Company is required to prepay loans or cash collateralize letters of credit upon notice from the Administrative Agent that, as of any date of calculation by the Administrative Agent, the aggregate amount of revolving extensions of credit exceeds 105% of the total revolving commitments of the Lenders, in such amounts such that, after giving effect to such mandatory prepayment, such excess shall be eliminated.

The loans made to the Company are (i) secured by the following share pledges: (a) a pledge by the Company of 66% of the capital stock of First Solar FE Holdings Pte Ltd. (Singapore), (b) a pledge by the Company of 66% of the capital stock of First Solar Holdings GmbH (Germany) and (c) a pledge by the Company of 66% of the capital stock of First Solar France Holdings SAS, and (ii) secured by a security interest in intercompany receivables advanced to the Company or any of its subsidiaries (but, in the case such right to payment is owing by an Unrestricted Subsidiary (as defined in the Credit Agreement), only if it arises out of the sale of solar modules).
The loans made to the Subsidiary Borrower are (i) guaranteed by the Company, (ii) guaranteed by certain of the Company’s direct and indirect subsidiaries organized under the laws of Germany, (iii) secured by the following share pledges: (a) a pledge by First Solar Holdings GmbH of all of the capital stock of First Solar GmbH, (b) a pledge by First Solar Holdings GmbH of all of the capital stock of First Solar Manufacturing GmbH, and (c) a pledge by the Company of 34% of the capital stock of First Solar Holdings GmbH, (iv) secured by a security interest in intercompany receivables held by First Solar Holdings GmbH, First Solar GmbH, and First Solar Manufacturing GmbH (subject to certain exceptions) and (v) subject to a security trust agreement, setting forth additional terms regarding the foregoing Germany security documents and arrangements.
The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, (i) the ability of the Company’s Restricted Subsidiaries (as defined in the Credit Agreement, refers to First Solar FE Holdings Pte Ltd., First Solar Malaysia Sdn. Bhd., First Solar Holdings GmbH, First Solar GmbH, First Solar Manufacturing GmbH, First Solar France Holdings SAS and First Solar France Manufacturing SAS as of the Closing Date) to incur additional indebtedness or guarantee obligations and (ii) the Company’s ability to: (a) create liens on assets, (b) engage in mergers or consolidations, (c) dispose of certain property, (d) pay dividends and distributions, (e) make certain acquisitions, (f) engage in certain transactions with affiliates, (g) enter into sale and leaseback transactions, (h) enter into certain swap agreements, (i) change its fiscal periods, (j) enter into certain negative pledge arrangements, (k) enter into agreements that restrict distributions from subsidiaries and (l) change the Company’s lines of business.
In addition, the Credit Agreement includes financial covenants requiring the Company to not exceed a maximum leverage ratio, to generate a minimum amount of EBITDA and to maintain a minimum amount of liquidity. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.
The foregoing summary of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibit

10.1
Amended and Restated Credit Agreement, dated as of October 15, 2010, among First Solar, Inc., the borrowing subsidiaries party thereto, the lenders party thereto, Bank of America N.A. and The Royal Bank of Scotland PLC, as documentation agents, Credit Suisse, Cayman Islands Branch, as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
By:	/s/ Mary Beth Gustafsson
	Name:	Mary Beth Gustafsson
	Title:	Executive Vice President, General Counsel and Secretary

Date: October 19, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Amended and Restated Credit Agreement, dated as of October 15, 2010, among First Solar, Inc., the borrowing subsidiaries party thereto, the lenders party thereto, Bank of America N.A. and The Royal Bank of Scotland PLC, as documentation agents, Credit Suisse, Cayman Islands Branch, as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent.